UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2012

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 15, 2012, Vanguard Natural Resources, LLC (the “Company”) reconvened its 2012 Annual Meeting of Unitholders (the “Annual Meeting”), which was adjourned on May 18, 2012 to permit additional time to solicit unitholder votes to be cast for the third proposal found in the Company’s proxy statement filed on March 5, 2012 (the “Proxy”). At the Annual Meeting, a substantial majority of the votes cast were in favor of the third proposal described in the Proxy. However, because a majority of  the Company's units outstanding were not cast at the Annual Meeting, the third proposal was not approved for failure to satisfy New York Stock Exchange voting requirements.

 The final results of the third proposal described in the Proxy are as follows:

Proposal No. 3 —First Amendment to the Vanguard Natural Resources, LLC Long-Term Incentive Plan: Unitholders did not approve the First Amendment to the Vanguard Natural Resources, LLC Long-Term Incentive Plan.

For	Against	Abstain
17,050,197	2,892,416	2,281,228

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

By:              /s/ Scott W. Smith
Name:         Scott W. Smith
Title:           President, Chief Executive Officer and Director
June 15, 2012